SiriusPoint Announces Dividend on Series B Preference Shares

HAMILTON, Bermuda. February 16, 2022 -- SiriusPoint Ltd. (“SiriusPoint” or the “Company”) (NYSE: SPNT), an international specialty insurer and reinsurer, has announced that the Board of Directors of SiriusPoint Ltd. approved a quarterly cash dividend of $0.50 per share on its 8.00% Resettable Fixed Rate Preference Shares, Series B, $0.10 par value, $25.00 liquidation preference per share payable on February 28, 2022 to Series B shareholders of record as of February 25, 2022.
About SiriusPoint
SiriusPoint Ltd. (SiriusPoint) is a top 20 global insurer and reinsurer providing solutions to clients and brokers in almost 150 countries. Bermuda-headquartered with offices around the world, we are listed on the New York Stock Exchange (SPNT). With over $3 billion total capital, SiriusPoint’s operating companies have a financial strength rating of A- (Excellent) from AM Best, S&P and Fitch. For more information, please visit www.siriuspt.com.

SiriusPoint Contacts
Investor Relations
Clare Kerrigan, SiriusPoint
clare.kerrigan@siriuspt.com
+44 7970695959
Media
Sarah Hills, Rein4ce
sarah.hills@rein4ce.co.uk
+44 7718882011
Forward-Looking Statements
We make statements in this report that are forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of SiriusPoint. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, fluctuation in the results of operations; pandemic or other catastrophic event, such as the ongoing COVID-19 outbreak; the costs, expense and difficulties of the integration of the operations of Third Point Reinsurance Ltd. and Sirius International Insurance Group, Ltd.; our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market and investment income fluctuations, trends in insured and paid losses, regulatory and legal uncertainties and other risk factors described in SiriusPoint’s Quarterly Reports on Form 10-Q for the periods. Except as required by applicable law or regulation, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other circumstances after the date of this report.